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                                                                    EXHIBIT 99.2

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    We hereby consent to the use of our opinion letter dated October 29, 2000 to the Board of Directors of PRIMEDIA Inc. included as Annex B to the Joint Proxy Statement-Consent Solicitation-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Abracadabra Acquisition Corporation, a wholly owned subsidiary of PRIMEDIA Inc., with and into About.com, Inc. and to the references to such opinion in such Joint Proxy Statement-Consent Solicitation-Prospectus under the captions "Summary--Opinions of Financial Advisors," "The Merger--Background of the Merger," "The Merger--PRIMEDIA's Reasons for the Merger; Recommendation of PRIMEDIA's Board of Directors" and "The Merger--Opinion of Merrill Lynch & Co." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                       /s/ MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                         INCORPORATED
                                                       ---------------------------------------------
                                                       Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated

November 15, 2000